Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1s

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

PETRÓLEOS MEXICANOS

(Exact name of obligor as specified in its charter)

MEXICAN PETROLEUM

(Translation of registrant’s name into English)

PEMEX EXPLORACIÓN Y PRODUCCIÓN (PEMEX EXPLORATION AND PRODUCTION)

PEMEX TRANSFORMACIÓN INDUSTRIAL (PEMEX INDUSTRIAL TRANSFORMATION) and

PEMEX LOGÍSTICA (PEMEX LOGISTICS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

United Mexican States	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Avenida Marina Nacional No. 329
Colonia Verónica Anzures
Ciudad de México, Alcaldía Miguel Hidalgo, 11300
México
(Address of principal executive offices)	(Zip code)

6.875% Notes due 2025

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

	Name	Address
	Federal Reserve Bank (2nd District)	New York, NY
	Federal Deposit Insurance Corporation	Washington, D.C.
	New York State Banking Department	Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -    Restated Organization Certificate of Bankers Trust Company dated August 6, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 - Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -    Existing By-Laws of Deutsche Bank Trust Company Americas, approved on March 29, 2019, incorporated herein by reference to Exhibit 4 to Form T-1 Statement filed with Form S-3ASR, Registration No. 333-236787.

Exhibit 5 - Not applicable.

Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 - Not Applicable.

Exhibit 9 - Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 10th day of September, 2021.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Luke Russell
	Name:	Luke Russell
	Title:	Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Omice of the Comptroller of the currency OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires March 31, 2024 Page 1 of 87 Federal Financial Institutions Examination Council * Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only-FFIEC 041 Report at the close of business March 31, 2021 20210331 (RCON 9999) This report is required by law. 12 U.S.C. § 324 (State member This report form is to be filed by banks with domestic offices only banks), 12 U.S.C. $1817 (State nonmember banks); 12 U.S.C. $161 and total consolidated assets of less than $100 billion, except (National banks); and 12 U.S.C. $1464 (Savings associations). those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes Unless the context indicates otherwise, the term “bank” in this that are required to file the FFIEC 031. report form refers to both banks and savings associations. NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor- responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief. accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financia We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory 1, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supporting Director (Trustee) Director (Trustee) Signature of Chief Financial Officer (or Equivalent) 04/30/2021 Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either. of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- (a) Using computer software to prepare its Call Report and then ated version of this page to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collec- tion (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov. City (RSSD 9130) FDIC Certificate Number 623 (RSSD 9050) NY 10005 State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKKBANH81 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 55.20 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 03/2021 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FFIEC 041 Page 17 of 87 RC-1 Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2021 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC-Balance Sheet Amount 29,000 1.a. 15,510,000 1.b. 0071 Dollar Amounts in Thousands RCON Assets 1. Cash and balances due from depository institutions (from Schedule RC-A) a. Noninterest-bearing balances and currency and coin (1)... 0081 b. Interest-bearing balances (2).... 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3)... JJ34 b. Available-for-sale debt securities (from Schedule RC-B, column D).. 1773 c. Equity securities with readily determinable fair values not held for trading 4).. JA22 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold. B987 b. Securities purchased under agreements to resell B989 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale. 5369 b. Loans and leases held for investment. B528 12,472,000 C. LESS: Allowance for loan and lease losses. 3123 15,000 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)). B529 0 2.a. 673,000 2.b. 6,000 2.c. 03.a. 6,914,000 3.b. ol 4.a. 4.b. 4.c. 12,457,000 4.d. 3545 2145 0 5. 8,000 6. 1,000 7. 0 8 2150 2130 5. Trading assets (from Schedule RC-D). 6. Premises and fixed assets (including capitalized leases).. 7. Other real estate owned (from Schedule RC-M)...... 8. Investments in unconsolidated subsidiaries and associated companies. 9. Direct and indirect investments in real estate ventures. 10. Intangible assets (from Schedule RC-M). 11. Other assets (from Schedule RC-F) (6).. 12. Total assets (sum of items 1 through 11). word oor 3656 2143 0 9. 20,000 10. 2,123,000 11. 37,741,000 12. 2160 2170 2200 26,465,000 Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) (1) Noninterest-bearing (8)... 6631 (2) Interest-bearing.. 6636 b. Not applicable 12,370,000 14,095,000 13.a. 13.a.(1) 13.a.(2) B993 0 14.a. B995 0 14.b. 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (@).... b. Securities sold under agreements to repurchase (10).. 15. Trading liabilities (from Schedule RC-D). 16. Other borrowed money includes mortgage indebtedness) (from Schedule RC-M). 17. and 18. Not applicable 19. Subordinated notes and debentures (11).. 3548 0 15. 16. 3190 197,000 3200 0 19. 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Institutions that have adopted ASU 2016-13 should report in item 2 a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8. Includes noninterest-bearing demand, time, and savings deposits. 9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 10. Includes all securities repurchase agreements, regardless of maturity. 11. Includes limited-life preferred stock and related surplus. 03/2021 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FFIEC 041 Page 18 of 87 RC-2 Schedule RC-Continued Dollar Amounts in Thousands RCON Amount 2930 Liabilities-continued 20. Other liabilities (from Schedule RC-G). 21. Total liabilities (sum of items 13 through 20).. 22. Not applicable 2948 1,777,000 20. 28,439,000 21. 3838 3230 Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus.. 24. Common stock..... 25. Surplus (exclude all surplus related to preferred stock). 26. a. Retained earnings. b. Accumulated other comprehensive income c. Other equity capital components (2).. 3839 3632 0 23. 2,127,000 24. 933,000 25. 6.249.000 26.a. (7,000) 26.b. 0 26.c. B530 A130 3210 3000 27. a. Total bank equity capital (sum of items 23 through 26.c)... b. Noncontrolling (minority) interests in consolidated subsidiaries. 28. Total equity capital (sum of items 27.a and 27.b)..... 29. Total liabilities and equity capital (sum of items 21 and 28). 9,302,000 27.a. 0 27.b. 9,302,000 28. 37,741,000 29. G105 3300 Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2020. RCON Number 6724 2a M.1. 1a = An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an indepen- dent public accountant that submits a report on the institution 1b = An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution 2a = An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 2b = An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 3 = This number is not to be used 4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority) 5 = Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority) 6 = Review of the bank’s financial statements by external auditors 7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work Date To be reported with the March Report of Condition. 2. Bank’s fiscal year-end date (report the date in MMDD format). RCON 8678 1231 M.2. 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2012